SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[X]  Filed by the registrant

[ ]  Filed by a party other than the registrant


Check the appropriate box:


[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                           Community Bank System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies.

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:_____________________________________________________

(2) Form, Schedule or Registration Statement No.:_______________________________

(3) Filing Party:_______________________________________________________________

(4) Date Filed:_________________________________________________________________

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                          April 5, 2000


   TO THE SHAREHOLDERS OF COMMUNITY BANK SYSTEM, INC.:

     At the direction of the Board of Directors of COMMUNITY BANK SYSTEM, INC., a Delaware corporation (the "Company"), NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company (the "Meeting") will be held at 1:00 p.m. on Wednesday, May 17, 2000 at the Wyndham Syracuse Hotel in East Syracuse, New York for the purpose of considering and voting upon the following matters:

          1. The election of three directors to hold office for a term of three years and until their successors have been duly elected.

          2. The transaction of any other business which may properly be brought before the Meeting or any adjournment thereof.


                                          By Order of the Board of Directors




                                          Donna J. Drengel
                                          Secretary



--------------------------------------------------------------------------------
   YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE
   PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT
   THAT TIME AND VOTE IN PERSON IF YOU WISH.
--------------------------------------------------------------------------------

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883


                                 PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 2000

     This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Community Bank System, Inc. (the "Company"), the holding company for Community Bank, N.A. (the "Bank"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 1:00 p.m. on Wednesday, May 17, 2000, at the Wyndham Syracuse Hotel in East Syracuse, New York. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately April 5, 2000.


     At the Meeting, the Shareholders will be asked to vote for the election of directors. Three of the total of nine directors who serve on the Company's Board of Directors will stand for re-election to the Board at the Meeting. In addition, voting will be conducted on any other matters which are properly brought before the Meeting.


                            VOTING RIGHTS AND PROXIES

     The Board of Directors of the Company has fixed the close of business on March 27, 2000 as the record date for determining which Shareholders are entitled to notice of and to vote at the Meeting. At the close of business on the record date, 7,093,059 shares of common stock, no par value, were outstanding and entitled to vote at the Meeting. This is the Company's only class of voting stock outstanding. Each share of outstanding common stock is entitled to one vote with respect to each item to come before the Meeting. There will be no cumulative voting of shares for any matter voted upon at the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a shareholder meeting.

     If the enclosed form of Proxy is properly executed and returned to the Company prior to or at the Meeting, and if the Proxy is not revoked prior to its exercise, all shares represented thereby will be voted at the Meeting and, where instructions have been given by a Shareholder, will be voted in accordance with such instructions.

     Any Shareholder executing a Proxy which is solicited hereby has the power to revoke it at any time prior to its exercise. A Proxy may be revoked by giving written notice to the Secretary of the Company at the Company's address set forth above, by attending the Meeting and voting the shares of stock in person, or by executing and delivering to the Secretary a later-dated Proxy.

     The solicitation of Proxies will be by mail, but Proxies may also be solicited by telephone, telegram, or in person by directors, officers, and other regular employees of the Company or of the Bank. The Company will bear all costs of soliciting Proxies. Should the Company, in order to solicit Proxies, request the assistance of other financial institutions, brokerage houses, or other custodians, nominees, or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to Shareholders and obtaining their Proxies.

     The Annual Report of the Company for the fiscal year ended December 31, 1999, incorporating the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission, is being sent to Shareholders with this Proxy Statement.

               ITEM 1: ELECTION OF DIRECTORS AND INFORMATION WITH
                       RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

     The first Item to be acted upon at the Meeting is the election of three directors, each to hold office for three years and until his successor shall have been duly elected and qualified. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected directors.

     All Proxies in proper form which are received by the Board prior to the election of directors at the Meeting will be voted "FOR" the nominees listed below, unless authority is withheld in the space provided on the enclosed Proxy. Each nominee is presently a director of the Company, and each director of the Company is also a director of the Bank. In the event any nominee declines or is unable to serve, it is intended that the Proxies will be voted for a successor nominee designated by the Board. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The nine members of the Board (including the nominees for re-election at the Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire.

     The information set forth below is furnished for each nominee for director to be elected at the Meeting and each director of the Company whose term of office continues after the Meeting. The share ownership numbers for certain directors include shares that would be issuable upon exercise of "Offset Options" granted to these directors in order to reduce the Company's liability under its Stock Balance Plan. The purpose of the Offset Options, which were approved by the Company's Shareholders at the 1998 Annual Meeting, is explained on page 7. See footnote "(e)" on page 5 for the number of currently exercisable stock options (including, without limitation, Offset Options) held by specific directors.


            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                                       SHARES OF COMPANY COMMON
                                                                                      STOCK BENEFICIALLY OWNED (c)
                                                            BUSINESS                    AS OF MARCH 27, 2000 (d)
         NAME AND           DIRECTOR OF THE             EXPERIENCE DURING             -----------------------------
         AGE (a)             COMPANY SINCE             PAST FIVE YEARS (b)              NUMBER(e)       PERCENT
--------------------------- ----------------- --------------------------------------  -------------- --------------
NOMINEES (FOR TERMS TO EXPIRE AT ANNUAL MEETING IN 2003):
Sanford A. Belden                 1992        President and Chief Executive Officer      57,425          .81%
Age 57                                        of the Company since October 1, 1992.

Lee T. Hirschey                   1991        Chairman and Chief Executive Officer,      64,173          .90%
Age 64                                        Climax Manufacturing Company,
                                              converter and manufacturer of paper
                                              products with facilities in
                                              Castorland, Lowville, and West
                                              Carthage, New York.

David C. Patterson                1991        President and owner of Wight and           50,218          .70%
Age 58                                        Patterson, Inc., manufacturer and
                                              seller of livestock feed located in
                                              Canton, New York.

                                       2

                                                                                       SHARES OF COMPANY COMMON
                                                                                      STOCK BENEFICIALLY OWNED (c)
                                                            BUSINESS                    AS OF MARCH 27, 2000 (d)
         NAME AND           DIRECTOR OF THE             EXPERIENCE DURING             -----------------------------
         AGE (a)             COMPANY SINCE             PAST FIVE YEARS (b)              NUMBER(e)       PERCENT
--------------------------- ----------------- --------------------------------------  -------------- --------------
DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING AT ANNUAL MEETING IN 2002:
Richard C. Cummings               1983        Partner, law firm of Cummings,             33,403          .47%
Age 70                                        Dunckel and Campany, LLP, Lowville,
                                              New York.

William M. Dempsey                1984        Assistant to the President, Rochester      40,174          .56%
Age 61                                        Institute of Technology, Rochester,
                                              New York; President/Dean, American
                                              College of Management and Technology
                                              (RIT), Dubrovnik, Croatia (August
                                              1997 - July 1999); prior to August
                                              1997, Vice President of Finance and
                                              Administration, RIT.

William N. Sloan                  1991        Vice President for Administration          37,224          .52%
Age 65                                        Emeritus, The State University  of
                                              New York College at Potsdam,
                                              Potsdam, New York; prior to 1997,
                                              Associate Professor of
                                              Mathematics.

TERMS EXPIRING AT ANNUAL MEETING IN 2001:

John M. Burgess                   1991        Retired. Prior to 1991, President of       47,201          .66%
Age 63                                        Kinney Drugs, Inc., a drug and retail
                                              chain with stores located throughout
                                              northern New York.

Nicholas A. DiCerbo               1984        Partner, law firm of DiCerbo and          104,729         1.47%
Age 53                                        Palumbo, Olean, New York.

James A. Gabriel                  1984        Owner, law firm of Franklin &              71,630          1.00%
Age 52                                        Gabriel, Ovid, New York.


In addition to the information provided above, the following summarizes the security ownership of the highest paid executive officers who are not also directors of the Company:

                                                                                SHARES OF COMPANY COMMON
                                                                              STOCK BENEFICIALLY OWNED (c)
                                                                                AS OF MARCH 27, 2000 (d)
                                                                             --------------------------------
                                                                               NUMBER(e)         PERCENT
                                                                             ---------------  ---------------
James A. Wears              President, Banking                                   64,909            .91%

Michael A. Patton           President, Financial Services                        67,170            .94%

David G. Wallace            Executive Vice President                             56,225            .79%
                            and Chief Financial Officer

Girard H. Mayer             Chief Executive Officer,                             89,751           1.26%
                            Benefit Plans Administrative Services, Inc.(f)

Number of shares of Company stock beneficially owned by all Directors and       784,232           10.46%
Executive Officers of the Company as a group (13 persons)



     (a) No family relationships exist between any two or more of the nominees for director or executive officers of the Company.

     (b) No nominee for director or continuing director of the Company holds a directorship with any company (other than the Company) which is registered pursuant to Section 12 or subject to the requirements of
          Section 15(d) of the Securities Exchange Act of 1934, or with any company which is a registered investment company under the Investment Company Act of 1940.

     (c) Represents all shares as to which named individual possessed sole or shared voting or investment power as of March 27, 2000, including shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.

     (d) The listed amounts include shares as to which certain directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Burgess' wife holds 5,100 shares; Mr. Cummings' wife holds 356 shares; Mr. DiCerbo holds 25,053 shares jointly with his wife, 33,156 shares are held in the name of the law partnership of DiCerbo and Palumbo, and 743 shares are held by his wife; Mr. Hirschey's wife holds 1,000 shares and Mr. Hirschey holds 14,000 shares as Trustee for the Retirement Plan of Employees of Climax Manufacturing Company; Mr. Patterson holds 2,380 shares jointly with his wife and 1,375 shares as Trustee for the Wight and Patterson Retirement Plan; Mr. Patton is the beneficial owner of 9,817 shares held by the Company's 401(k) plan, his wife holds 1,400 shares, and his daughter holds 706 shares; Mr. Sloan holds 159 shares jointly with his wife, and his wife holds 492 shares; Mr. Wallace is the beneficial owner of 12,177 shares held by the Company's 401(k) plan, and 400 shares are held by the Stone Quarry Hill Art Park, for which Mr. Wallace serves as a Finance Committee member; Mr. Wears is the beneficial owner of 16,263 shares held by the Company's 401(k) plan, he holds 5,803 shares jointly with his wife, and his wife holds 4,510 shares in her own name; and Mr. Mayer is the beneficial owner of 1,236 shares held by the Company's 401(k) plan.

     (e) Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of March 27, 2000, through exercise of stock options issued by the
          Company: Mr. Belden, 20,614 shares; Mr. Burgess, 34,481 shares; Mr. Cummings, 16,975 shares; Mr. Dempsey, 38,574 shares; Mr. DiCerbo, 39,967 shares; Mr. Gabriel, 42,744 shares; Mr. Hirschey, 34,481 shares; Mr. Patterson, 39,265 shares; Mr. Sloan, 35,159 shares; Mr. Patton, 28,087 shares; Mr. Wallace, 30,590 shares; Mr. Wears, 34,137 shares; and Mr. Mayer, 7,177 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

     (f) Benefit Plans Administrative Services, Inc. is a wholly-owned subsidiary of the Company.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth information with respect to persons known to the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock as of March 27, 2000.


          NAME AND ADDRESS              NUMBER OF SHARES
         OF BENEFICIAL OWNER           BENEFICIALLY OWNED     PERCENT OF CLASS
  ----------------------------------  ---------------------  ------------------
  Perkins, Wolf, McDonnell & Company       473,600(1)              6.68%
  53 West Jackson Boulevard
  Suite 722
  Chicago, Illinois 60604

(1) Based solely on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000, Perkins, Wolf, McDonnell & Company has indicated that it is an investment advisory firm having shared voting and dispositive power (but not sole voting or dispositive power) with respect to all shares listed.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Company held 12 regularly scheduled meetings and four special meetings during the fiscal year ended December 31, 1999. During this period, each director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he served.

     Among its standing committees, the Board of the Bank has an Audit/Compliance/Risk Management Committee which also serves as the Company's Audit Committee. The Audit/Compliance/Risk Management Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Company's Board and the Bank's Board regarding the appointment of independent auditors. During 1999, this Committee held four meetings and its present members are Directors William M. Dempsey (Chair), John M. Burgess, and William N. Sloan.

     The Bank's Board also has a Personnel Committee which reviews and makes recommendations to the Bank's Board regarding compensation adjustments and employee benefits to be instituted and which also serves as the Company's Personnel Committee. The Personnel Committee reviews the compensation of nonofficer employees in the aggregate, and the salaries and performance of executive officers are reviewed individually. The Personnel Committee held six meetings in 1999, and its present members are Directors William N. Sloan (Chair), Nicholas A. DiCerbo, and Lee T. Hirschey.

     The Company has a Nominating Committee which makes recommendations to the Board for nominees to serve as directors. The Nominating Committee will consider written recommendations from shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. The Nominating Committee held one meeting in 1999, and its present members are Directors Richard C. Cummings (Chair), William M. Dempsey, and David C. Patterson.

     The President and Chief Executive Officer of the Company serves as an ex officio member of all Board committees and receives no compensation for serving in this capacity. Mr. Gabriel, as Chair of the Board, also serves as a member of all Board Committees.

COMPENSATION OF DIRECTORS

     As directors of both the Company and the Bank, Board members receive an annual retainer of $8,000, $500 for each Board meeting they attend, and $350 for each committee meeting they attend. Mr. Belden does not receive an annual retainer or compensation for attending Board and committee meetings. The Chair of the Board receives an all inclusive $46,000 retainer for serving in that capacity. The Chair of the Loan Committee, the Personnel Committee, and the Strategic/Executive Committee each receives an annual retainer of $2,500; and the Chair of the Investment Committee, the Trust Committee, and the Audit/Compliance/Risk Management Committee each receives an annual retainer of $750. The Company pays the travel expenses incurred by each director in attending meetings of the Board.

     Directors may elect to defer all or a portion of their director fees pursuant to a Deferred Compensation Plan for Directors. Directors who elect to participate in the Plan designate the percentage of their director fees which they wish to defer (the "deferred fees") and the date to which they wish to defer payment of benefits under the plan (the "distribution date"). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his deferred fees, the number of deferred shares of Company Common Stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of deferred shares which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive shares of Company common stock equal to the number of deferred shares credited to the director's account either in a lump sum or in annual installments over a three, five or ten year period. The effect of the plan is to permit directors to invest deferred director fees in stock of the Company, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of shareholders in achieving growth in the Company's stock price.

     In 1995, the directors re-evaluated their total compensation arrangement, in light of the increased responsibility associated with the changing nature of the Company and the "Blue Ribbon Report" issued by the National Association of Corporate Directors. Among other things, the Blue Ribbon Report suggests that director compensation be structured so that it is specifically aligned with the long-term interests of shareholders. Effective January 1, 1996, the Company's 1994 Long Term Incentive Compensation Program (the "Incentive Plan") was amended to allow for the issuance of Non-Qualified Stock Options to nonemployee directors. The Board believes that providing for the grant of Non-Statutory Stock Options to nonemployee directors is in the best interests of the Company. In the spirit of the Blue Ribbon Report, such a provision more closely aligns the interests of individual directors with the long-term interests of the Company's Shareholders, and enables the Company to continue to attract qualified individuals to serve on the Board. In particular, when directors receive equity-based compensation such as stock options, their overall compensation is enhanced when the market price of the Company's common stock increases and is adversely affected when the market price of the Company's common stock decreases.

     The Incentive Plan provides that each eligible nonemployee director is to receive an option to purchase 2,000 shares of common stock on or about January 1st of each year. Each option granted to a nonemployee director is granted at an option price per share equal to the market value per share of the Company's common stock on the date of grant, and is fully exercisable upon its date of grant, provided that shares of common stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant. Each option is exercisable until the earlier of (i) ten years from the date of grant, or (ii) termination of the optionee's service on the Board for cause (as defined in the Incentive Plan). Notwithstanding the foregoing, to the extent that the Committee appointed by the Board to administer the Incentive Plan determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, the Non-Statutory Stock Options granted to eligible nonemployee directors shall relate to a number of shares of common stock to be determined based upon the financial performance of the Company. Such financial performance shall be determined based upon factors including (but not limited to) the Company's asset quality, return on equity, and CAMELS rating (a measurement of capital, assets, management, earnings, liquidity and sensitivity utilized by the Office of the Comptroller of the Currency, the Bank's primary regulator). Pursuant to the 1996 amendment to the Incentive Plan, each eligible nonemployee director received an option to purchase 4,321 shares effective January 1, 1999.

     In addition, in keeping with the spirit of the Blue Ribbon Report, effective January 1, 1996, the Board adopted a "Stock Balance Plan" for nonemployee directors of the Company who have completed at least six months of service as director. The plan establishes an account for each eligible director. Amounts credited to those accounts reflect the value of 200 shares of the Company's Common Stock for each year of service between 1981 and 1995 at the December 31, 1995 market value, plus an annual amount equal to 200 additional shares of Common Stock beginning in 1996, plus an annual earnings credit equal to the one-year average total return on the Company's Common Stock. The crediting of additional units beginning in 1996 is subject to an adjustment factor which reflects the Company's asset quality, return on equity and CAMELS rating. The account balance is payable to each director in the form of a lifetime annuity or, at the election of the director, monthly installment payments over a three, five, or ten year period following the later of age 55 or disassociation from the Board, is subject to a six-year vesting schedule, and is forfeitable in the event of termination from the Board for cause.

     In 1998, amendments to the Stock Balance Plan and the Incentive Plan were approved by the Company's shareholders allowing the grant of "Offset Options" to directors under the Incentive Plan. The effect of these Offset Options is to permit the Company to reduce the grantee's Stock Balance Plan account balance by an amount equal to the growth in value of the Offset Options (i.e., the amount by which the aggregate fair market value of the Common Stock underlying the Offset Options exceeds the aggregate exercise price of the Offset Options) as of the date on which the director's account is valued, provided that a director's account may not be reduced below zero. As such, the Offset Options are not intended to materially change the level of compensation to participating directors under the Stock Balance Plan, but are intended to reduce the cost of director compensation to the Company. In the event that the growth in value of a director's Offset Options is less than the value of the director's Stock Balance Plan account as of the date that the Offset Options are exercised, the shortfall will be paid to the director either in cash or, at the Company's option in the case of an exercise prior to retirement, by the issuance of additional Offset Options. In the event that the growth in value of a director's Offset Options exceeds the value of the director's Stock Balance Plan account, no adjustment will be made.

                          COMPENSATION OF EXECUTIVE OFFICERS

   The following table sets forth information concerning compensation paid by the Bank to those persons who were, at December 31, 1999, (i) the chief executive officer and (ii) the other most highly compensated executive officers whose annual salary and bonus exceeded $100,000.

                                SUMMARY COMPENSATION TABLE
                                                                                   Long-Term
                                                                                  Compensation
                                           Annual Compensation                       Awards
                         -------------------------------------------------------- -------------  ------------
                                                                       Other
                                                                       Annual                     All Other
       Name and                                       Bonus ($)     Compensation     Stock       Compensation
  Principal Position        Year        Salary ($)       (1)          ($) (2)     Options (#)      ($)(3)
-----------------------  ------------  ------------- -------------  ------------- -------------  ------------
Sanford A. Belden           1999        398,000        159,200          3,270        18,420         227,181
President and Chief         1998        350,000        140,000          4,437        15,000         179,368
Executive Officer           1997        300,000        120,000          3,667             0         101,768

James A. Wears              1999        155,000         46,500          4,278         6,275          11,062
President, Banking          1998        149,000         44,700          3,572         5,680          10,602
                            1997        142,000         42,600          3,706             0          10,418

Michael A. Patton           1999        155,000         46,500          4,446         6,275          12,108
President, Financial        1998        149,000         44,700          3,385         5,680          12,440
Services                    1997        142,000         42,600          2,990             0          12,132


David G. Wallace            1999        142,500         42,750              0         5,770          21,651
Executive Vice President    1998        137,000         41,100              0         5,240          19,558
and Chief Financial         1997        131,000         39,300              0             0          17,448
Officer

Girard H. Mayer             1999        138,000         19,160          1,363         7,952          10,047
Chief Executive             1998        133,000         16,157          1,320         3,550          10,672
Officer, Benefit            1997        127,000         30,000          1,735             0          10,408
Plans Administrative
Services, Inc.


(1) The amounts shown in this column for Messrs. Belden, Wears, Patton, and Wallace reflect payments under the Company's Management Incentive Plan, an annual cash award plan based on performance and designed to provide incentives for employees. The amount shown in this column for Mr. Mayer reflects payment under Mr. Mayer's Employment Agreement.

(2) The amounts disclosed in this column include the reportable value of the personal use of Company-owned vehicles for Messrs. Belden, Wears, Patton, and Mayer, which amounted to $3,270, $4,278, $4,446, and $1,363 respectively, in 1999.


(3) The amounts in this column include: (a) the value of group term life insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Messrs. Belden, Wears, Patton, Wallace, and Mayer received $2,304, $1,313, $1,147, $1,795 and $1,112 in 1999, respectively; (b) Company contributions to the Employee Savings and Retirement Plan, a defined contribution plan, amounting to $5,000 for Mr. Belden; $3,788 for Mr. Wears; $5,000 for Mr. Patton; $3,784 for Mr. Wallace; and $8,935 for Mr. Mayer in 1999; (c) Company contributions under the Company's Deferred Compensation Plan, amounting to $15,729 for Mr. Belden; $5,961 for Mr. Wears; $5,961 for Mr. Patton; and $5,480 for Mr. Wallace in 1999; and (d) the expense associated with Mr. Belden's supplemental retirement plan, which amounted to $204,148 in 1999, and the expense associated with Mr. Wallace's supplemental retirement plan, which amounted to $10,591 in 1999. The Company does not maintain any "split-dollar" arrangements for any of the named executives.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides further information on grants of stock options pursuant to the Company's Long-Term Incentive Compensation Program in fiscal year 1999 to the named executives as reflected in the Summary Compensation Table on page 8.

                                                                                       Potential Realizable
                                 % of Total                                                 Value at
                                  Options                                             Assumed Annual Rates
                                 Granted to                                              of Stock Price
                                 Employees     Exercise                                    Appreciation
                      Options        in           or                      Market         for Option Term
                      Granted       Fiscal    Base Price   Expiration    Value on    ------------------------
       Name             (#)         Year        ($/Sh)        Date      Grant Date       5%           10%
-------------------  ----------  -----------  -----------  -----------  -----------  ------------------------
Sanford A. Belden     18,420      14.13%       29.3125       1/1/09       29.3125      339,563      860,519
James A. Wears         6,275       4.81%       29.3125       1/1/09       29.3125      115,676      293,147
Michael A. Patton      6,275       4.81%       29.3125       1/1/09       29.3125      115,676      293,147
David G. Wallace       5,770       4.43%       29.3125       1/1/09       29.3125      106,367      269,555
Girard H. Mayer        5,600       4.30%       29.3125       1/1/09       29.3125      103,233      261,613
Girard H. Mayer        2,352       1.80%       25.3750      6/30/09       25.3750       37,534       95,118


     Effective January 1, 1999, the Board of Directors issued incentive stock options to Messrs. Belden, Wears, Patton, Wallace, and Mayer at the then current market price of $29.3125 per share. Such options granted to Messrs. Belden, Wears, Patton and Wallace become exercisable over the course of five years, with one-fifth of the options becoming exercisable on January 1, 2000, 2001, 2002, 2003 and 2004. Such options granted to Mr. Mayer become exercisable over the course of two years, with one-half of the options becoming exercisable on January 1, 2000 and 2001. Effective June 30, 1999, the Board of Directors issued incentive stock options to Mr. Mayer at the then current market price of $25.3750 per share. These options become exercisable over the course of two years, with one-half of the options becoming exercisable on June 30, 2000 and 2001.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information for the named executive officers, with respect to (i) stock options exercised in fiscal year 1999, (ii) the number of stock options held at the end of fiscal year 1999, and (iii) the value of in-the-money stock options at the end of fiscal year 1999.

                           Shares                       Number of Unexercised        Value of Unexercised
                          Acquired                             Options               In-the-Money Options
                             on                            at 12/31/99 (#)           at 12/31/99 ($) (1)
                          Exercise        Value      ---------------------------  ----------------------------
         Name                (#)       Realized ($)  Exercisable   Unexercisable  Exercisable    Unexercisable
-----------------------  ------------  ------------- -----------   -------------  -------------  -------------
Sanford A. Belden         13,621        144,049         7,001         49,348        16,004       121,392
James A. Wears                 0              0        29,076         18,329       292,743        49,570
Michael A. Patton              0              0        23,036         18,319       198,593        49,470
David G. Wallace           4,000         73,941        24,268         20,442       201,758        82,930
Girard H. Mayer                0              0         3,194         10,988         8,040         2,680


(1) Based on the closing price of the Company's common stock on December 31, 1999 of $23.125 per share.

                               PENSION PLAN TABLE


                                YEARS OF SERVICE
 Highest Five
 Year Average
Compensation(1)      15           20           25           30           35
---------------  -----------  -----------  -----------  -----------  -----------

    20,000          2,700        3,600        4,500        5,400        6,300
    50,000          8,402       11,202       14,003       16,803       19,604
   100,000         20,027       26,702       33,378       40,053       46,729
   125,000         25,839       34,452       43,065       51,678       60,291
   150,000         31,652       42,202       52,753       63,303       73,854
   160,000         33,977       45,302       56,628       67,953       79,279


(1) For 1999, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $160,000.


     The table above sets forth the estimated annual benefits under the formula adopted for post-1988 years of service, payable upon retirement at age 65 in the form of a single life annuity. Benefits are computed based on the average annual compensation for the highest consecutive five years in the 10 years preceding retirement. The amounts are not subject to any deduction for Social Security. For purposes of calculating the benefit, an employee may not be credited with more than 35 years of service. The base salary and cash award amounts in the Summary Compensation Table on page 9 reflect the covered compensation under the plan for Messrs. Belden, Wears, Patton, Wallace, and Mayer. Messrs. Belden, Wears, Patton, Wallace, and Mayer have been credited with 7, 29, 29, 11, and 19 years of service, respectively, under the plan.

     The pension plan maintained by the Company is a noncontributory defined benefit plan which is funded by the Company and administered by a retirement committee which consists of persons appointed by the Board of Directors. The plan covers all employees of the Company who have completed one full year of continuous service. The Company first entered into a nonqualified supplemental retirement plan agreement with Mr. Belden in January 1995, and with Mr. Wallace in March 1997. The Company does not currently maintain any nonqualified retirement plans for any of the other named executives.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Belden providing for his employment as the Company's President and Chief Executive Officer until December 31, 2002. The agreement requires that Mr. Belden devote his full business time and attention to the performance of his duties for a base salary of $300,000 for 1997, $350,000 for 1998, $400,000 for 1999, and $450,000 for 2000; Mr. Belden's
base salary for 2001 and 2002 is to be negotiated during the year 2000. In the event that the Company fails to meet certain defined performance targets during a given fiscal year, the Company may renegotiate the scheduled increase in Mr. Belden's base salary for the next succeeding fiscal year. The agreement may be terminated by the Board for good cause at any time. If Mr. Belden's employment is terminated by the Company prior to December 31, 2002 for reasons other than cause, Mr. Belden will be entitled to severance pay equal to the greater of (i) the sum of Mr. Belden's annual base salary at the time of the termination and the most recent payment to Mr. Belden under the Company's Management Incentive Plan, or (ii) amounts payable to Mr. Belden through the unexpired term of his employment. If Mr. Belden's employment is terminated for reasons other than cause within two years following a change of control, the Company will retain him as a consultant for three years at an annual consulting fee equal to his base salary plus the award to Mr. Belden under the Management Incentive Plan for the year immediately preceding the change in control, will reimburse him for any loss incurred on the sale of his home, and all of his stock options will become fully exercisable. In addition, Mr. Belden may voluntarily terminate his employment within two years following a change in control, in which event Mr. Belden shall be entitled to receive the payments described in the preceding sentence, with the consulting fees to be reduced by any non-Company wages or self-employment income derived by Mr. Belden during the three-year consulting period. As an alternative to paying change of control benefits to Mr. Belden over a three-year period, the Board of Directors may elect, in its sole discretion, to pay all benefits due to Mr. Belden in a single lump sum payment within 90 days following the change of control and Mr. Belden's termination of employment. In the event this lump sum payment is made, the amount of the payment will be increased to hold Mr. Belden harmless from any increased tax liability resulting from the accelerated payment.

     The Company also maintains four year employment agreements with Messrs. Wears, Patton, and Wallace, providing for their continued employment until December 31, 2000. These agreements provide for severance pay, in the event of a termination for reasons other than cause, equal to the greater of (i) the sum of the employee's annual base salary at the time of termination and the most recent payment to the employee under the Company's Management Incentive Plan, or (ii) amounts payable to the employee through the unexpired term of his employment. In addition, if the Company elects not to renew the agreement upon expiration, the employee is entitled to severance pay equal to one year of the employee's then current annual base salary, provided that such severance pay shall be reduced to the extent that the employee receives wages or self-employment income during the one year period following expiration of the agreement. The agreements also provide change of control benefits which include a three year consulting engagement and accelerated vesting on all outstanding stock options. The employee may voluntarily terminate his employment within two years following a change in control, in which event the employee shall be entitled to full change in control benefits, with his consulting fees to be reduced by any non-Company wages or self-employment income derived by the employee during the three-year consulting period. As an alternative to paying change of control benefits to the employee over a three-year period, the Board of Directors may elect, in its sole discretion, to pay all benefits due to the employee in a single lump sum payment within 90 days following the change of control and the employee's termination of employment. In the event this lump sum payment is made, the amount of the payment will be increased to hold the employee harmless from any increased tax liability resulting from the accelerated payment.

     The Company has an agreement with Mr. Mayer and Benefit Plans Administrative Services, Inc., a wholly owned subsidiary of the Company ("BPA"), providing for Mr. Mayer's employment as BPA's Chief Executive Officer until July 9, 2001. The Agreement requires that Mr. Mayer devote his best efforts to the performance of his duties for a base salary of $127,000 per year, subject to increase by the Company's Compensation Committee. In addition, the Agreement provides that Mr. Mayer shall receive annual incentive bonuses based upon a percentage of BPA's pre-tax income (as defined in the Agreement), but in no event less than the following amounts, subject to potential reduction based upon factors set forth in the Agreement: $15,000 for calendar year 1996, $30,000 for 1997, $10,000 for 1998, $10,000 for 1999, $10,000 for 2000, and $10,000 for
2001. The Agreement may be terminated by the Company for "cause" (as defined in the Agreement) at any time. The Agreement also provides change-in-control benefits which include payment of Mr. Mayer's base salary through the unexpired term of the Agreement, as well as payment of annual incentive bonuses through the unexpired term of the Agreement in an amount equal to the last annual bonus paid to Mr. Mayer prior to the occurrence of the change-in-control.

SUPPLEMENTAL RETIREMENT PLAN AGREEMENTS

     The Company has Supplemental Retirement Plan Agreements with Mr. Belden and Mr. Wallace. Under Mr. Belden's Supplemental Retirement Plan Agreement, the Company must provide Mr. Belden with an annual supplemental retirement benefit which amounts to the sum of (i) 5% of his final five year average salary, for each of his first ten years of service, plus (ii) 2% of his final five year average salary, for each year of service in excess of ten years. The supplemental retirement benefits are reduced by the benefit payable under the Company's pension plan, Mr. Belden's Social Security benefit, the benefits payable from two other pension plans in which Mr. Belden participated prior to joining the Company in 1992, and certain additional amounts. The supplemental retirement benefit is payable at age 65 in the form of an actuarially reduced joint and 50% survivor benefit, provided that benefits payable prior to age 65, or in another form, are subject to the same actuarial adjustments as benefits under the Company's pension plan.

     Under Mr. Wallace's Supplemental Retirement Plan Agreement, the Company must contribute to the Company's deferred compensation plan, on behalf of Mr. Wallace, certain additional amounts as of the last day of each calendar year for which Mr. Wallace is credited with a "Year of Service" under the Company's pension plan. In addition, in the event that Mr. Wallace's employment is terminated within two years following a change in control, Mr. Wallace's Supplemental Retirement Plan Agreement provides for crediting for retirement purposes in the greater amount of actual years of service or 20 years.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The members of the Personnel Committee of the Bank's Board of Directors during the last fiscal year were William N. Sloan (Chair), Nicholas A. DiCerbo, James A. Gabriel and Lee T. Hirschey. The Personnel Committee reviews and makes recommendations regarding compensation levels and employee benefits. As noted on page 15, the law firms of DiCerbo and Palumbo, of which Director DiCerbo is a partner, and Franklin & Gabriel, of which Director Gabriel is owner, provided legal services to the Bank during 1999.


                           REPORT OF THE PERSONNEL COMMITTEE
                               ON EXECUTIVE COMPENSATION

     The Company has adopted a multi-faceted approach towards compensating all of its employees, including senior management. The underlying philosophy and description of major components of the total compensation program are described below.

Philosophy

   The total compensation program is intended to align compensation with business objectives and enable the Company to attract and retain individuals who are contributing to the long-term success of the Company. Towards this end:

     The Company pays competitively. The Company regularly compares its cash, equity and benefits based compensation practices with those of other companies of similar size, operating in similar geographic market areas, many of which are represented in the stock performance graph included on page 14, and establishes compensation parameters based on that review.

     The Company encourages teamwork. The Company recognizes that its long-term success results from the coordinated efforts of employees working towards common, well established objectives. While individual accomplishments are encouraged and rewarded, the performance of the Company is a determining factor in total compensation opportunities.

     The Company strives for fairness in the administration of pay. The Company strives to ensure that compensation levels accurately reflect the level of accountability that each individual has within the Company; employees are informed of the total compensation program; decisions made regarding individual performance which affect compensation matters are based upon an objective assessment of performance; and all employees have equal access to positions within the Company which provide for increased levels of total compensation.

   The process of assessing performance involves the following:

        1. Prior to the beginning of each fiscal year, the Chief Executive Officer establishes and distributes written goals, which must be approved by the full Board. Those goals include specific financial targets relative to earnings and asset quality. The Company strives to achieve financial results which are in the upper third of the results published by its peer group.

        2. Individuals at each successive level of management establish written goals, which must be approved by their respective managers.

        3. All goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that accomplishment of retained goals is ensured.

        4. At the end of the fiscal year, performance is evaluated against goals and other key position responsibilities. Such evaluations affect decisions on salary, cash incentive, and stock option matters.

Compensation Programs

     The Company defines itself as a super-community bank which provides products of a more comprehensive and advanced nature than those offered by smaller institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money center organizations. The delivery of those products and services, in ways that enhance shareholder value, requires that the Company attract key people, promote teamwork, and reward results. In furtherance of those requirements, the Company maintains the following compensation programs.

     Cash-Based Compensation

         Salary. The Company sets base salaries for employees by reviewing the total cash compensation opportunities for competitive positions in the market. In order to more closely align employee compensation to the Company's performance, the Company uses a combination of competitive base salaries and performance incentive opportunities to provide for total compensation that may exceed those in comparable companies which do not generate comparable financial results.

         Management Incentive Plan. The Company maintains an annual incentive plan in which 33% of its employees participate. The Company's performance to targeted asset quality, return on equity, and CAMELS rating, which targets are approved by the Board, triggers the payment of cash awards for all employees in this group. Award levels, which amount to a percentage of salary, have been established for different organizational levels within the Company. For Mr. Belden, 100% of his award is determined by the Company's performance relative to the financial targets described above. For Messrs. Wears, Patton, and Wallace, 80% of their respective award opportunities reflect the Company's performance relative to the financial targets, and 20% of their respective award opportunities reflect performance to other quantitative and qualitative goals specific to their areas of responsibility. 100% of Mr. Mayer's award opportunity reflects the performance of Benefit Plans Administrative Services, Inc. relative to certain financial targets.

     Equity-Based Compensation

         Stock Option Program. The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program serves as an effective tool in recruiting key individuals and utilizes vesting periods to encourage these individuals to continue in the employ of the Company. The Board frequently awards options in years during which the Company has achieved its financial targets. The number of stock options issued generally reflects a percentage of salary; and various percentages have been established for different organizational levels within the Company.

         Restricted Stock. The Company has, on occasion, issued limited amounts of restricted stock to individuals to support a variety of business objectives. Examples include: performance unit shares have been issued in start-up and turnaround assignments, with vesting schedules tied to specific performance criteria; and restricted shares have been issued to newly promoted and hired individuals who received initial stock option awards with no in-the-money exercisable value.

     The Company believes that the use of equity-based compensation such as stock options and restricted stock is important in that it aligns the interests of key personnel with those of the Shareholders. In particular, when personnel receive equity-based compensation, their overall compensation is enhanced when the market price of the Company's common stock increases and is adversely affected when the market price of the Company's common stock decreases.

CEO Compensation

     In December 1999, the full Board formally reviewed Mr. Belden's performance for fiscal year 1999, his seventh full year as the Company's President and CEO. Having determined that the Company's level of performance relative to the majority of its previously approved annual and long-term financial targets had been surpassed, the Board, operating under the terms of the Management Incentive Plan disclosed in this Report, authorized the payment of Mr. Belden's cash award for 1999, which amounted to $159,200. Mr. Belden's $398,000 base salary level for 1999 is well supported by competitive wage survey data, and the increase over his 1998 base salary level is well supported by the Company's strategic accomplishments and financial performance during the 1998 evaluation period.

     The foregoing report has been provided by William N. Sloan (Chair), Nicholas A. DiCerbo, James A. Gabriel and Lee T. Hirschey, members of the Personnel Committee.

                             STOCK PERFORMANCE GRAPH

   The following graph compares cumulative total shareholder returns on the Company`s common stock over the last five fiscal years to the Russell 2000 Index and the Nasdaq Bank Stocks Index. Total return values were calculated as of December 31 of each indicated year assuming $100 investment on December 31, 1994 and reinvestment of dividends.


                         [GRAPHIC DEPICTION OF PERFORMANCE GRAPH]

                                1994      1995      1996      1997      1998      1999
                              --------  --------  --------  --------  --------  --------
Community Bank System, Inc.     100      127.04    162.30    266.11    256.21    210.05
Nasdaq Bank Stocks Index        100      144.81    182.69    298.85    263.68    242.63
Russell 2000 Index              100      126.21    144.84    174.56    168.54    201.61


                          TRANSACTIONS WITH MANAGEMENT

     Some of the directors and executive officers of the Company and the Bank (and the members of their immediate families and corporations, organizations, trusts, and estates with which these individuals are associated) are indebted to the Bank. However, all such loans were made in the ordinary course of business, do not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan is nonperforming at present. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with the Company's executive officers and directors and their associates on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

     Outside of these normal customer relationships, none of the directors or executive officers of the Company or the Bank and no 5% shareholders of the Company (or members of the immediate families of any of the above or any corporations, organizations, or trusts with which such persons are associated) maintains any significant business or personal relationship with the Company or the Bank, other than as arises by virtue of his ownership interest in the Company or his position with the Company or the Bank. The law firms of (i) Cummings, Dunckel and Campany, LLP of which Director Cummings is a partner, provided legal services to the Bank's operations in its Northern Region Markets,
(ii) Franklin & Gabriel, owned by Director Gabriel, provided legal services to the Bank's operations in its Finger Lakes Market, and (iii) DiCerbo and Palumbo, of which Director DiCerbo is a partner, provided legal services to the Bank's operations in its Southern Region Markets. For services rendered during 1999 and for related out-of-pocket disbursements, Cummings, Dunckel and Campany, LLP received $82,299 and DiCerbo and Palumbo received $101,473 from the Bank. The amount received by Franklin and Gabriel from the Company or Bank was less than 5% of the gross revenues of the law firm for the last fiscal year.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended December 31, 1999, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1999.

                              SHAREHOLDER PROPOSALS

     If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 2001 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by December 7, 2000. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.

                              INDEPENDENT AUDITORS

     PricewaterhouseCoopers L.L.P., Independent Certified Public Accountants, were retained by the Company at the direction of the Board of Directors. The independent auditors have audited the financial statements of the Company for the fiscal year ended December 31, 1999 and performed such other nonaudit services as the Board requested.

     A representative of PricewaterhouseCoopers L.L.P. will be present at the Meeting. This representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from Shareholders.

                                     OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the Proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.



Date:  April 5, 2000                     By Order of the Board of Directors






                                         Donna J. Drengel
                                         Secretary

                              [FORM OF PROXY CARD]

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883

     The undersigned hereby appoints Charles M. Ertel and Donna J. Drengel, proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Community Bank System, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 17, 2000 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------


[X] Please mark your votes as indicated in this example


                                                      FOR           WITHHELD
ITEM 1:  ELECTION OF DIRECTORS                                      FOR ALL
Nominees: Sanford A. Belden, Lee T. Hirschey
                          David C. Patterson          [ ]             [ ]

WITHHELD FOR: (Write that nominee's name in the space provided below.)

----------------------------------------------



In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed will be voted in the manner directed herein by the undersigned.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

Please check at right to indicate whether you plan to attend the Annual Meeting.

                                        will attend           will not attend

                                            [ ]                     [ ]


Signature_________________________Signature_________________________Date________

     Note: Please sign as name appears hereon. Joint owners should each sign.
           When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.